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Exhibit (a)(1)(a)

AON CORPORATION

OFFER TO AMEND THE EXERCISE PRICE OF CERTAIN OPTIONS

Any questions or requests for assistance or additional copies of any documents referred to in this offer may be directed to the Aon Tender Offer Call Center, at 1-888-295-1814

This document constitutes part of the prospectus relating to each of the Aon Stock Option Plan, as amended, and the Aon Stock Incentive Plan, as amended to date, covering securities that have been registered under the Securities Act of 1933, as amended.

        We are not making this offer to, nor will we accept any election to amend options by or on behalf of, option holders in any jurisdiction in which this offer or the acceptance of any election to amend options would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary or desirable for us to make this offer to option holders in any jurisdiction.

August 15, 2007

AON CORPORATION

Offer to Amend the Exercise Price of Certain Options

This offer and your participation and withdrawal rights will expire at
11:59 p.m., Chicago Time, on Wednesday, September 17, 2007 unless we extend them.

        By this Offer to Amend the Exercise Price of Certain Options (the "Offer to Amend"), we are giving all eligible employees holding outstanding eligible options to purchase shares of our common stock ("options") the right to amend such options and to receive cash payments, as described below (we refer to this collectively as the "offer"). Each eligible employee holding eligible options is being provided with a personalized election form (referred to as the "election form") setting forth his or her eligible options, the new exercise price that would apply to each eligible option (if amended) and a description of any potential cash payments. We refer to the amended options and/or cash payments a participant may receive in replacement of his or her eligible options as the "Option Consideration."

        Based upon a review of option grant practices by the Audit Committee of the Board of the Directors, we have determined that certain stock options were granted at a discount from fair market value and therefore may be subject to adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (such options are referred to as "affected options"). In addition, some states may impose additional penalty taxes. These consequences include ordinary income tax at vesting, an additional 20% penalty tax and interest charges. If you elect to participate in this Offer to Amend, your amended options will no longer be subject to the adverse tax consequences of Section 409A, although your options may still be subject to adverse state tax consequences.

        You are an "eligible employee" only if you are an employee of Aon Corporation or one of our subsidiaries (collectively referred to as "Aon," the "Company," "we," "our" or "us") holding eligible options to purchase shares of Aon common stock that are outstanding on the last date on which this offer remains open for acceptance and who is subject to taxation in the United States. Current and former directors and executive officers of Aon are not eligible employees.

        An option to purchase shares of Aon common stock is eligible for this offer (an "eligible option") only if each of the following conditions is met:

  •
  the option was granted under the Aon Stock Option Plan (as amended, the "Aon Stock Option Plan"), or the Aon Stock Incentive Plan, (as amended, the "Aon Stock Incentive Plan" and together with the Aon Stock Option Plan, the "Plans");

  •
  the option has an exercise price per share that was less than the fair market value per share of Aon common stock underlying the option on the option's measurement date for accounting purposes (the "deemed grant date");

  •
  the option was unvested as of December 31, 2004 (if a portion of an option was unvested as of December 31, 2004, only the unvested portion is eligible for this offer);

  •
  the option is outstanding as of the last date on which this offer remains open for acceptance; and

  •
  the option is held by an eligible employee.

        You should note that any options (or portion of the options) that vested on or before December 31, 2004 are not subject to additional tax under Section 409A, and are therefore not included in this offer and will retain the original terms under which they were granted.

        This is an all or nothing offer, which means that if you participate, you must participate with respect to all of your eligible options. If you participate in this offer, all of your eligible options will be replaced with the following consideration (the "Option Consideration"), which is detailed more fully in Section 2 of this Offer to Amend:

  1.
  First, your eligible options will be amended to increase the exercise price per share to be equal to the fair market value of a share of Aon common stock on the deemed grant date (the "amended exercise price"). If only a portion of your option was unvested as of December 31, 2004, then only that portion of the option is an eligible option and will be amended to increase the exercise price. Your election form lists the original exercise price of your eligible options (referred to as the "original exercise price"), as well as the new exercise price of such options, should you accept this offer in connection with those options; and

  2.
  For each such eligible option amended in this offer, you will receive a cash payment equal to the difference between the amended exercise price and the original exercise price, multiplied by the number of shares of Aon common stock subject to such unexercised option. The cash payments will by paid on the first regular payroll date in January 2008, and will be subject to applicable tax withholding. The cash payments will be made without regard to whether an Eligible Employee is an employee of Aon or its subsidiaries on the cash payment date.

        If you do not accept this offer, you will not receive amended options or any cash payment, and your affected options will remain subject to adverse tax consequences under Section 409A, including ordinary income tax at vesting, an additional 20% penalty tax and interest charges, and we will not reimburse you for any such taxes or any related penalties, charges or fees.

Receipt of Amended Options and Cash Payments

        If you elect to receive an amended option for an eligible option, such option will be amended on the next business day following the date that this offer expires and you will receive paperwork regarding your amended option promptly after the expiration of the offer. That amendment date is currently expected to be September 18, 2007. Promptly following the expiration of the offer, we will send you an "Amendment to Stock Option Agreements," which you will be asked to promptly sign and return to us. Each amended option will be subject to this agreement between you and Aon. Any amended option you receive will continue to be subject to the same vesting schedule as your original eligible option.

        Promptly following the expiration of the offer, we will send you a "Promise to Make Cash Payment" evidencing your right to receive a cash payment for your eligible options. Cash payments will be paid to you on the first regular payroll date in January 2008 and will be subject to applicable tax withholding. Cash payments will not be subject to any further vesting conditions, so you will receive any cash payments to which you are entitled, regardless of whether the eligible option is vested and regardless of whether you are an employee of Aon at the time of payment.

Other Matters

        The offer is not conditioned upon acceptance by a minimum number of participants or a minimum number of outstanding eligible options, but the offer is subject to customary conditions, which we describe in Section 7 of this Offer to Amend. You are not required to accept this offer.

        Our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "AOC." On August 9, 2007, the closing price of our common stock was $41.46 per share. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this offer.

        See "Risks of Participating in the Offer" beginning on page 19 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT—STEPS YOU MUST TAKE TO PARTICIPATE

        Today we are sending you an e-mail message containing your election form, which you must complete, sign and submit electronically through Lotus Notes. If you wish to participate in this offer, you must submit a properly completed and electronically signed election form through Lotus Notes prior to 11:59 p.m., Chicago Time, on September 17, 2007. Only election forms that are properly completed and submitted in this manner through Lotus Notes by the expiration date will be accepted. Election forms that are submitted after the expiration date will not be accepted. Aon intends to confirm the receipt of your election form and/or any withdrawal form by an e-mail message to you within two business days. If you have not received an e-mail confirmation, you should confirm that we have received your election form and/or any withdrawal form. Election forms submitted by any means other than that described above are not permitted without the prior consent of Jeremy Farmer, Senior Vice President and Head of Human Resources.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

        You should direct questions about the terms of this offer to:

Aon Tender Offer Call Center
1-888-295-1814

        The hours of operation of the Aon Tender Offer Call Center are: 8:00 a.m. to 5:00 p.m. Chicago Time.

Offer to Amend the Exercise Price of Certain Options dated August 15, 2007.

        You should rely only on the information contained in this Offer to Amend or documents to which we have referred you. We have not authorized anyone to provide you with different information. We recommend that you consult with your financial, legal and/or tax advisors regarding any tax consequences, including any state tax consequences. Although our Board of Directors has approved this offer, neither we nor our Board of Directors make any recommendation as to whether you should accept this offer. The decision to participate in the offer must be your own, after taking into account your personal circumstances and preferences. We are not making any offer to amend options in any jurisdiction in which the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions.

        You should not assume that the information provided in this Offer to Amend is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer. Notwithstanding the prior sentence, we will update this Offer to Amend during the offer period if there is a material change in the information presented. This Offer to Amend summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

TABLE OF CONTENTS

Summary Term Sheet and Questions and Answers		6
Risks of Participating in the Offer		19
The Offer		21
1.	Eligibility	21
2.	Number of options and amount of Option Consideration; expiration date	21
3.	Purpose of the offer	23
4.	Procedures for electing to participate in this offer	24
5.	Withdrawal rights and change of election	25
6.	Acceptance of options for amendment and issuance of cash payments and amended options	26
7.	Conditions of the offer	28
8.	Price range of shares underlying the options	30
9.	Source and amount of consideration; terms of amended options	30
10.	Information concerning Aon; summary financial information	34
11.	Interests of directors and executive officers; transactions and arrangements concerning the options	36
12.	Status of options amended by us in the offer; accounting consequences of the offer	36
13.	Legal matters; regulatory approvals	36
14.	Material United States federal income tax consequences	36
15.	Extension of offer; termination; amendment	38
16.	Fees and expenses	39
17.	Additional information	39
18.	Miscellaneous	40
Schedule A—Information concerning the directors and executive officers of Aon Corporation		A-1

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

        The following are answers to some of the questions that you may have about this offer. You should carefully read this entire offer, the accompanying memorandum from Jeremy Farmer, Senior Vice President and Head of Human Resources, dated August 15, 2007, and the election and withdrawal forms together with their associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Amend and the other offer documents. We have included in this summary references to other sections in this offer to help you find a more complete description of these topics.

Q1.	What is the offer?
Q2.	What do some of the terms used in this offer mean?
Q3.	Why is Aon making this offer?
Q4.	What is Section 409A?
Q5.	What happens if options are deemed to be deferred compensation under Section 409A?
Q6.	Who is eligible to participate in this offer?
Q7.	Which options are eligible for the Option Consideration in this offer?
Q8.	How do I participate in this offer?
Q9.	If I decide to participate in the offer, what will happen to my current eligible options?
Q10.	What will I receive in return for my eligible options?
Q11.	When will I receive my cash payments and amended options?
Q12.	Why do I have to wait until 2008 to receive a cash payment?
Q13.	Am I required to participate in this offer?
Q14.	What will be the exercise price of my amended options?
Q15.	Once my options are accepted, is there anything I must do to receive the cash payments or amended options?
Q16.	When will my amended options vest?
Q17.	Will the terms and conditions of my amended options be the same as my original options?
Q18.	What happens to my options if I do not turn in my election form by the expiration date, choose not to participate or my options are not accepted?
Q19.	If I hold multiple eligible options, can I choose the options for which I want to accept this offer?
Q20.	If I choose to participate in this offer, are there circumstances under which my eligible options would be amended and I would not receive a cash payment?
Q21.	How will Aon confirm to me that my election form or withdrawal form has been received?
Q22.	Can I accept this offer with respect to shares of Aon common stock that I previously acquired upon exercise of Aon options?
Q23.	Will my decision to participate in the offer have an impact on my ability to receive options in the future?

Q24.	Is this a modification of options?
Q25.	Will the amendment of my option change the tax treatment of my option?
Q26.	How does Aon determine whether I have properly accepted this offer?
Q27.	When will my amended options expire?
Q28.	Will I receive an amended option agreement?
Q29.	Are there any conditions to this offer?
Q30.	If you extend the offer, how will you notify me?
Q31.	How will you notify me if the offer is changed?
Q32.	Can I change my mind and withdraw from the offer?
Q33.	How do I withdraw my election?
Q34.	What if I withdraw my election and then decide again that I want to participate in this offer?
Q35.	How should I decide whether or not to accept this offer with respect to my eligible options?
Q36.	What happens to my options if my employment with Aon terminates before the offer expires?
Q37.	What happens to my options if my employment with Aon terminates after the expiration of the offer?
Q38.	Does Section 409A impact shares purchased pursuant to the Employee Stock Purchase Plan?
Q39.	Whom can I talk to if I have questions about the offer, or if I need additional copies of the offer documents?

Q1.    What is the offer?

A1.    This offer is a voluntary opportunity for eligible employees to elect to have certain outstanding options amended and, for such amended options, receive a deferred cash payment. This opportunity is described in the following questions and answers, and in the remainder of this Offer to Amend. We believe this will eliminate certain unfavorable personal tax consequence to eligible employees.

Q2.    What do some of the terms used in this offer mean?

A2.    The following are some terms that are frequently used in this Offer to Amend.

  •
  "affected options" refers to those stock options granted by Aon that have been identified as having an exercise price below the fair market value of the underlying Aon common stock on the deemed grant date and therefore may be subject to adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

  •
  "amended options" refers to eligible options that are amended pursuant to this offer.

  •
  "amendment date" refers to the date when eligible options with respect to which you accept this offer will be amended to reflect a new exercise price, which will be equal to the fair market value of a share of our common stock on the eligible option's deemed grant date. We expect that the amendment date will be September 18, 2007, which is the next business day following the expiration date of this offer. If the expiration date is extended, then the amendment date will be similarly extended. Please note that, in order to process these option amendments with E*TRADE, your amended options may not be exercisable for up to three business days following the amendment date.

  •
  "business day" means any day other than a Saturday, Sunday or a United States federal holiday, and shall consist of the time period from 12:01 a.m. to 12:00 midnight Eastern Time.

  •
  "deemed grant date" refers to the measurement date of an option for accounting purposes.

  •
  "election form" refers to the document that will be provided to each eligible employee who holds eligible options. The election form will list eligible options, the new exercise price that would apply to each eligible option (if amended) and a description of any potential cash payments. Eligible employees will receive a personalized election form by e-mail promptly after commencement of this offer.

  •
  "eligible employee" refers to all current employees of Aon Corporation or our subsidiaries as of the last date on which this offer remains open for acceptance who hold eligible options. Only employees who are subject to taxation in the United States are eligible employees. Current and former directors and executive officers of Aon are not eligible employees.

  •
  "eligible options" refers to all options with respect to which you may accept this offer in exchange for the Option Consideration, as described in Question and Answer 7 and Sections 1 and 2 of the Offer to Amend.

  •
  "employee" means a full-time or part-time employee of Aon Corporation or our subsidiaries.

  •
  "fair market value" with respect to shares of our common stock on a given date, means the closing price of our common stock on the NYSE on such date.

  •
  "expiration date" refers to the date that this offer expires. The expiration date will be September 17, 2007 at 11:59 p.m., Chicago Time, unless the offer is extended. We may extend the expiration date at our sole discretion. If we extend the offer, the term "expiration date" will refer to the time and date at which the extended offer expires.

  •
  "offer period" or "offering period" refers to the period from the commencement of this offer to the expiration date. This period will commence on August 15, 2007, and end at 11:59 p.m., Chicago Time, on September 17, 2007, unless the offer is extended.

  •
  "Option Consideration" means the total consideration you may receive for your eligible options. The Option Consideration is more fully described in Question and Answer 7 and in Section 6 of this Offer to Amend.

  •
  "trading day" refers to each day on which the NYSE is open for trading.

Q3.    Why is Aon making this offer?

A3.    We have determined that certain stock options were granted by Aon at a discount from fair market value and therefore may be subject to adverse tax consequences under Section 409A of the Internal Revenue Code. These consequences include ordinary income tax at vesting, an additional 20% penalty tax and interest charges.

        The Offer is being made to eligible employees to address these potential adverse personal tax consequences. By amending such options, the eligible employee should be able to minimize or avoid the application of such adverse federal tax treatment, which is described in Question and Answer 5 and Section 14 of this Offer to Amend. We make no representations as to the effect of this offer under Section 409A or the effect of the offer under state tax laws that are similar to Section 409A.

Q4.    What is Section 409A?

A4.    Effective January 1, 2005, Section 409A of the Internal Revenue Code was added by the American Jobs Creation Act of 2004 (the "AJCA") to make changes in the laws relating to deferred compensation. Under the AJCA, deferred compensation includes stock options with an exercise price that is less than the fair market value of the underlying common stock on the grant date to the extent such options were unvested as of December 31, 2004.

Q5. What happens if options are deemed to be deferred compensation under Section 409A?

A5.    Under the final regulations adopted by the Internal Revenue Service ("IRS") regarding how options which are deemed to be deferred compensation are treated under Section 409A, we believe that the following adverse U.S. federal tax consequences could apply:

  •
  The optionholder would generally recognize taxable income in the tax year(s) when the option vests and when the option is exercised. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares and less any income previously recognized. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price and any income previously recognized.

  •
  The optionholder would incur an additional twenty percent (20%) tax on the income recognized in connection with the above paragraph.

  •
  The optionholder may also be liable for additional tax in the nature of interest.

        We believe that taxation could occur in such manner even though the option remains unexercised. It is also possible that the optionholder may be subject to additional annual income taxes and penalty taxes described above, on any increase in the value of the option shares that has not previously been recognized as income, until the option is exercised or expires. While it is not clear how any future annual increases in value would be measured, such taxation would likely be based on the value of the shares on December 31 of the applicable year.

        In addition, certain states have also adopted laws similar to Section 409A, and an optionholder may also incur additional taxes and penalties under such state law provisions with respect to discounted options based on the state in which he or she is subject to taxation. For instance, California has adopted a provision similar to Section 409A that could result in an aggregate state and federal tax rate of approximately 80% with regard to a discounted stock option for individuals subject to taxation in California.

        You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your eligible options. Please note, however, that Aon is currently making its own determination as to whether the eligible options are subject to Section 409A. If, based on the available facts, Aon makes a determination that the eligible options are more likely than not subject to Section 409A, Aon will report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under Section 409A in connection with those eligible options that are not amended in the offer, as provided by applicable law. You are solely responsible for any income and excise taxes, penalties, and interest payable under Section 409A and other federal, state and foreign tax laws.

Q6.    Who is eligible to participate in this offer?

A6.    You may participate in this offer if you are an employee of Aon or one of our subsidiaries on the last date on which this offer remains open for acceptance. You must hold eligible options in order to participate in this offer. Only employees subject to taxation in the United States hold eligible options. (See Section 1)

        Current and former directors and executive officers of Aon are not eligible to participate in this offer.

Q7.    Which options are eligible for the Option Consideration in this offer?

A7.    An option to purchase common stock is an eligible option under this offer only if each of the following conditions is met:

  •
  the option was granted under the Aon Stock Option Plan or the Aon Stock Incentive Plan;

  •
  the option has an exercise price per share that was less than the fair market value per share of Aon common stock underlying the option on the option's deemed grant date;

  •
  the option was unvested as of December 31, 2004 (if a portion of an option was unvested as of December 31, 2004, only the unvested portion is eligible for this offer);

  •
  the option is outstanding as of the last date on which this offer remains open for acceptance; and

  •
  the option is held by an eligible employee.

        The tax consequences of Section 409A will only affect that portion of an option that vests or has vested after December 31, 2004. If you accept this offer with respect to your eligible options, the exercise price will be amended, and any cash payment made, only with respect to the portion that vests or vested after December 31, 2004.

        Eligible options include only those options that are outstanding, meaning options that have not been cancelled, have not expired and which have not been exercised in full, as of the expiration date of this offer. If you hold an eligible option, it does not mean that all of your options are subject to Section 409A. Accordingly, if you hold more than one option, you may hold both eligible options and options that are not affected by Section 409A.

        Your election form will identify which of your stock options are eligible options for purposes of this offer. If you hold an option that is not listed in your election form, that option is not an eligible option for purposes of this offer.

        In exchange for their eligible options, participants who accept this offer will receive amended options with the applicable revised option exercise price set forth in their election form and a cash payment equal to the difference between the amended exercise price and the original exercise price, multiplied by the number of unexercised shares of Aon common stock subject to such option. The cash payments will be paid on the first regular payroll date in January 2008, and will be subject to applicable tax withholding. The vesting schedule and expiration dates of options amended in this offer will remain the same as in the original option grant. Under United States tax law, however, stock options issued with an exercise price less than fair market value on the date of issuance do not qualify as incentive stock options ("ISOs"). Accordingly, all eligible options (even if you choose not to participate in this offer) and any amended options will be reported by us as nonqualified stock options for United States tax law purposes.

Q8.    How do I participate in this offer?

A8.    Today we are sending you an e-mail message containing your election form, which you must complete, sign and submit electronically through Lotus Notes. If you wish to participate in this offer, you must submit a properly completed and electronically signed election form through Lotus Notes prior to 11:59 p.m., Chicago Time, on September 17, 2007. Only election forms that are properly completed and submitted in this manner through Lotus Notes by the expiration date will be accepted. Election forms that are submitted after the expiration date will not be accepted. Aon intends to confirm the receipt of your election form and/or any withdrawal form by an e-mail message to you within two business days. If you have not received an e-mail confirmation, you should confirm that we have received your election form and/or any withdrawal form. Election forms submitted by any means other than that described above are not permitted without the prior consent of Jeremy Farmer, Senior Vice President and Head of Human Resources.

        If you participate in this offer, you will be required to accept the offer with respect to all of your eligible options. To help you determine your outstanding eligible option grants and give you the information to make an informed decision, your election form will set forth your eligible options, the new exercise price that would apply to each eligible option (if amended) and a description of any cash payment. If you hold an option that is not listed on the election form, the option is not an eligible option.

        This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any election to accept this offer that we determine is not in appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, promptly after the expiration of this offer we will accept all eligible options with respect to which a proper election has been made. We will be deemed to have accepted eligible options for you with respect to which valid elections have been made and not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of the options for amendment. (See Section 4)

        Your election to participate becomes irrevocable after 11:59 p.m., Chicago Time, on September 17, 2007, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The only exception is that if we have not accepted your options by 11:59 p.m., Chicago Time on the second business day following the expiration date, you may withdraw your election at any time thereafter until we accept your options.

        We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 9:00 a.m., Chicago Time, on the next business day following the previously scheduled expiration date.

Q9.    If I decide to participate in the offer, what will happen to my current eligible options?

A9.    If you elect to participate in the offer, all of your eligible options will be amended on the next business day following the expiration date. The amendment date will be September 18, 2007, unless the offer period is extended. As of that same date, you will become entitled to receive the Option Consideration described below, subject to any applicable vesting and less applicable tax withholding. Please note that, in order to process these option amendments with E*TRADE, your amended options may not be exercisable for up to three business days following the amendment date. (See Section 6)

Q10.    What will I receive in return for my eligible options?

A10.    Each eligible option was granted with an exercise price that has been determined to be less than the fair market value of Aon's common stock on the deemed grant date. Your election form will identify which of your stock options are eligible options for purposes of this offer. If you accept our offer to amend all of your eligible options, all of your eligible options will be amended to increase the original exercise price to the fair market value of a share of our common stock on the deemed grant date (as listed on your election form). The amended option will continue to be subject to the terms and conditions of the Plan under which it was granted, and to an amended option agreement between you and Aon. The vesting schedule and expiration dates of options amended in this offer will remain the same as in the original option grant.

        In addition to an amended option, you will also receive a cash payment equal to the difference between the amended exercise price and the original exercise price, multiplied by the number of shares of Aon common stock subject to the amended unexercised option. Each such cash payment will be paid on the first regular payroll date in January 2008, and will be subject to applicable tax withholding. The total cash payments you may be entitled to receive in connection with your amended options will be listed on your election form.

        The examples below illustrate the difference between accepting and declining the offer:

  Assumptions

Options subject to 409A treatment:	1,000
Original exercise price:	$25.00
Amended exercise price:	$27.00
Market price at exercise:	$38.00

        In both examples, it is assumed that all Eligible Options are exercised at the market price of $38.00 in 2007.

  Example 1:

	Options	Net Value	Pre-Tax Gain
Re-priced value (net value = market value - amended price)	1,000	$11.00	$11,000
Cash reimbursement for lost value (net value = amended price - original price)	1,000	$2.00	$2,000

Total Return (before income tax)			$13,000

  Example 2:

	Options	Net Value	Pre-Tax Gain
Unadjusted gain (net value = market price - original price)	1,000	$13.00	$13,000
Federal excise tax 20%			$2,600

Total Return* (before income tax)			$10,400

*
Under 409A provisions, interest and penalties will also apply. Additional state law taxes may also apply, for example in California.

Q11.    When will I receive my cash payments and amended options?

A11.    If you accept this offer, any cash payment owed to you in connection with the amendment of all of your eligible options will be paid to you on the first regular payroll date in January 2008, and will be subject to applicable tax withholding. Promptly following the expiration of the offer, participating employees will receive a "Promise to Make Cash Payment" evidencing your right to receive a cash payment for your options. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. (See Section 6)

        If you accept this offer, your eligible options will be amended on the amendment date. The amendment date will be the next business day following the date on which this offer expires. We expect the amendment date will be September 18, 2007. If the expiration date of the offer is delayed, the amendment date will be similarly delayed. Promptly following the expiration of the offer, we will send you an "Amendment to Stock Option Agreements," which you will be asked to promptly sign and return to us. Please note that, in order to process these option amendments with E*TRADE, your amended options may not be exercisable for up to three business days following the amendment date. (See Section 6)

        You will be entitled to receive cash payments regardless of whether you remain employed with Aon on the actual cash payment date (which will be in January 2008).

Q12.    Why do I have to wait until 2008 to receive a cash payment?

A12.    Section 409A permits us to make cash payments to holders of affected options in connection with amendments to options granted at a discount. The amendments to the exercise price of the affected options address the potential adverse tax consequences of Section 409A, and the cash payments are intended to compensate the option holder for the lost benefit of the lower exercise price. However, under the same guidance, we are not permitted to make the cash payment in the same calendar year in which the options are amended. Since we expect the offer to expire (and eligible options to be amended for those who elect to participate) during calendar year 2007, we are required to wait until calendar year 2008 to make any cash payments.

Q13.    Am I required to participate in this offer?

A13.    No. Participation in this offer is completely voluntary.

        However, if you do participate in this offer, you must accept this offer with respect to all of your eligible options. (See Section 2)

        If you do not participate in this offer, your eligible options will remain subject to adverse tax consequences under Section 409A. Please also see Question and Answers 5 and 18 for a description of the potential consequences to you if you decide not to participate in the offer and instead keep your current options.

        We recommend that you consult with your personal tax advisor to help determine if participation in this offer is right for you.

Q14.    What will be the exercise price of my amended options?

A14.    Amended options will have an exercise price per share equal to the fair market value of our common stock on the option's deemed grant date as listed on your election form. (See Section 9)

Q15.    Once my options are accepted, is there anything I must do to receive the cash payments or amended options?

A15.    You do not need to do anything in order to receive your cash payments for eligible options that are accepted as of the offer expiration date. Promptly following the expiration of the offer, participating employees will receive a "Promise to Make Cash Payment" evidencing their right to receive a cash payment for these options. Participating employees will receive cash payments for these options on the first regular payroll date in January 2008, subject to applicable withholding tax. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture.

        Once the offer has expired and your election has been accepted, your eligible options will be amended. Promptly following the expiration of the offer, we will send you an "Amendment to Stock Option Agreements," which you will be asked to sign and return to us. Your amended options will be amended on the next business day following the expiration date of this offer. Please note that, in order to process the changes with E*TRADE, your amended options may not be exercisable for up to three business days following the amendment date. (See Section 6)

Q16.    When will my amended options vest?

A16.    If your option is amended, it will continue to vest according to the vesting schedule of your original option. Continued vesting is subject to the terms and conditions of your original option and the applicable Plan under which it was granted, including your continued employment with us through each relevant vesting date. (See Section 9)

Q17.    Will the terms and conditions of my amended options be the same as my original options?

A17.    Yes. Except for the exercise price, the terms and conditions of your amended options will remain the same as the original options they replace. (See Section 9)

        Under United States tax law, however, stock options issued with an exercise price less than fair market value on the date of issuance do not qualify as ISOs. Accordingly, all eligible options (even if you choose not to participate in this offer) and any amended options will be reported by us as nonqualified stock options for United States tax law purposes. (See Section 14)

Q18.    What happens to my options if I do not turn in my election form by the expiration date, choose not to participate in this offer or my options are not accepted?

A18.    If we do not receive your election form by the expiration date, you choose not to participate in this offer, or your options are not accepted by us under this offer, your existing options will (1) remain outstanding until they expire by their terms, (2) retain their current exercise price, and (3) retain their current vesting schedule. If you do not participate in this offer, you may be subject to certain adverse tax consequences under Section 409A with respect to the portion of your affected options vesting after December 31, 2004, including income tax at vesting, an additional 20% tax, interest charges and similar state tax penalties, and we will not reimburse you for any such taxes or any related penalties, charges or fees. (See Section 14)

Q19.    If I hold multiple eligible options, can I choose the options for which I want to accept this offer?

A19.    No. You may only choose to amend all or none of your eligible options.

Q20.    If I choose to participate in this offer, are there circumstances under which my eligible options would be amended and I would not receive a cash payment?

A20.    No. However, if you choose to accept this offer with respect to eligible options that are unvested and if you are no longer an employee of Aon or one of our subsidiaries on the date that the original option would have vested, any amended options you hold will cease to vest and will terminate in accordance with their terms. Your employment with Aon will remain "at-will" regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. (See Sections 1 and 2)

        Moreover, even if we accept your eligible options, your option will not be amended if we are prohibited from doing so by applicable laws. For example, we could become prohibited from amending options as a result of changes in SEC or NYSE rules. We do not anticipate any such prohibitions at this time. (See Section 13)

Q21.    How will Aon confirm to me that my election form or withdrawal form has been received?

A21.    We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail within two business days. If you have not received an e-mail confirmation within two business days, you should contact the Aon Tender Offer Call Center, at 1-888-295-1814, to confirm that we have received your election form and/or any withdrawal form. The hours of operation of the Aon Tender Offer Call Center are: 8:00 a.m. to 5:00 p.m. Chicago Time.

Q22.    Can I accept this offer with respect to shares of Aon common stock that I previously acquired upon exercise of Aon options?

A22.    No. This offer relates only to eligible options to purchase shares of Aon common stock. You may not accept this offer with respect to any other shares of Aon common stock. (See Section 12)

Q23.    Will my decision to participate in the offer have an impact on my ability to receive options in the future?

A23.    No. Your decision to participate or not participate in the offer will not have any effect on our making future grants of options to purchase common stock, or any other rights to you or anyone else. (See Section 4)

Q24.    Is this a modification of options?

A24.    Yes. This is considered a modification of options. As a result, Aon will record additional stock-based compensation expense based on the incremental fair value of the amended options and the cash payments. (See Section 12)

Q25.    Will the amendment of my option change the tax treatment of my option?

A25.    Yes. First, you should understand that the tax treatment of your option, regardless of whether it is amended in this offer, may be different from the expected tax treatment when it was originally granted. Under United States tax law, stock options issued with an exercise price less than fair market value on the date of issuance do not qualify as ISOs. Accordingly, all eligible options (even if you choose not to participate in this offer) and any amended options will be reported by us as nonqualified stock options for United States tax law purposes. The tax treatment for a nonqualified stock option is different than that of an ISO, in that gains on nonqualified stock options are treated as compensation income at the time of exercise and are subject to tax withholding by Aon.

        A holder of nonqualified stock options will generally realize taxable compensation income when he or she exercises the option, in an amount equal to the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise. If you do not amend your eligible options in this offer, however, because of Section 409A, you may recognize taxable income when the option vests (to the extent it vests after December 31, 2004) rather than when the option is exercised. You may also incur additional excise taxes and interest under Section 409A. For more detailed information, please read the rest of the Offer to Amend, and see Question and Answer 5 and the tax disclosure set forth under the section entitled "Material United States federal income tax consequences." (Section 14)

        We recommend that you read the tax discussion in this Offer to Amend and discuss the personal tax consequences of nonqualified stock options with your financial, legal and/or tax advisors. (See Sections 3 and 14)

Q26.    How does Aon determine whether I have properly accepted this offer?

A26.    We will determine, in our sole discretion, all questions about the validity, form, eligibility (including time of receipt), and acceptance of eligible options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options under this offer that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all eligible options with respect to which proper elections are made that are not validly withdrawn, subject to the terms of this offer. No elections will be deemed to have been properly made until all defects or irregularities have been cured by you or waived by us. We have no obligation to give notice of any defects or irregularities in any election form, and we will not incur any liability for failure to give any notice. (See Section 4)

Q27.    When will my amended options expire?

A27.    Your amended options, if any, will expire on the same date as the scheduled expiration of your original options or earlier upon your termination of employment or service with Aon, in accordance with the terms of your original options and the applicable Plan under which they were granted. (See Section 9)

Q28.    Will I receive an amended option agreement?

A28.    Yes. All amended options will be subject to an amended option agreement between you and Aon. Promptly following the expiration of the offer, we will send you an "Amendment to Stock Option Agreements," which you will be asked to promptly sign and return to us. (See Sections 6 and 9)

Q29.    Are there any conditions to this offer?

A29.    Yes. Although the implementation of this offer is not conditioned upon it being accepted with respect to a minimum number of eligible options, the completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Amend. (See Section 7)

Q30.    If you extend the offer, how will you notify me?

A30.    If we extend this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 9:00 a.m., Chicago Time, on the next business day following the previously scheduled expiration date. (See Sections 2 and 15)

Q31.    How will you notify me if the offer is changed?

A31.    If we change the offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 9:00 a.m., Chicago Time, on the next business day following the day we change the offer. (See Section 15)

Q32.    Can I change my mind and withdraw from this offer?

A32.    Yes. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date. If we extend the expiration date, you may withdraw your election with respect all (but not a portion) of your eligible options at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. If we have not accepted your options by 11:59 p.m. Chicago Time, on the second business day following the expiration date, you may withdraw your election at any time thereafter until we accept your options. (See Section 5)

Q33.    How do I withdraw my election?

A33.    To withdraw your election with respect to all of your eligible options, you must do the following before the expiration date:

  1.
  Properly complete and sign the accompanying withdrawal form; and

  2.
  Scan the properly completed withdraw and e-mail as a .pdf file to exec_compensation@aon.com or send the properly completed withdrawal form to Aon by facsimile to 610-834-3390.

Q34.    What if I withdraw my election and then decide again that I want to participate in this offer?

A34.    If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election form through Lotus Notes before the expiration date. The new election form must be electronically signed and submitted after the date of your withdrawal form.

        The new election form will supersede all other previously submitted forms. (See Section 5)

Q35.    How should I decide whether or not to accept this offer with respect to all of my eligible options?

A35.    Participating in this offer does carry risk (see "Risks of Participating in the Offer" on page 19 for information regarding some of these risks), and there are no guarantees that participating in this offer and accepting the Option Consideration will be the right choice for every holder of affected options, even considering the potential tax consequences of keeping them (as described in Section 14). The decision to participate in the offer must be your own. We recommend that you consult with your personal tax advisor on the tax consequences of your decision to help determine if participation in this offer is right for you. (See Section 3)

Q36.    What happens to my options if my employment with Aon terminates before the offer expires?

A36.    If your employment with Aon terminates before the offer expires, you will not be eligible to participate in this offer. Accordingly, any options with respect to which you have accepted this offer will be returned to you and will not be amended pursuant to this offer. Options granted under the Plans generally are exercisable, to the extent vested at the date of termination, for the period specified in your award agreement from the date of termination, if the option holder's employment terminated for a reason other than death or disability. (See Sections 6 and 9)

Q37.    What happens to my options if my employment with Aon terminates after the expiration of the offer?

A37.    If you participate in this offer, but your employment with Aon terminates after the offer expires, you will receive the Option Consideration in this offer. All amended options that you receive will be governed by the terms of the applicable Plan under which they were granted. Options granted under the Plans generally are exercisable, to the extent vested at the date of termination, for the period specified in your award agreement from the date of termination, if the option holder's employment terminated for a reason other than death or disability. If an option holder is terminated for "cause" or is otherwise determined by the Organization & Compensation Committee to have engaged in certain acts of misconduct, the option holder's right to exercise options is subject to termination and unexercised options are subject to forfeiture under the Plans. If your employment with Aon terminates after the expiration of the offer but before you receive any cash payment to which you are entitled through this offer, you will still be eligible to receive the cash payment. (See Sections 6 and 9)

Q38.    Does Section 409A impact shares purchased pursuant to the Employee Stock Purchase Plan (ESPP)?

A38.    No. Shares purchased pursuant to the Employee Stock Purchase Plan are not impacted by Section 409A or this offer.

Q39.    Whom can I talk to if I have questions about the offer, or if I need additional copies of the offer documents?

A39.    Today we are sending you an e-mail containing your election form, which you must complete, sign and submit electronically through Lotus Notes. If you need additional copies of the offer documents or the election or withdrawal forms or have questions regarding this offer, you should contact the Aon Tender Offer Call Center, at 1-888-295-1814. The hours of operation of the Aon Tender Offer Call Center are: 8:00 a.m. to 5:00 p.m. Chicago Time.

RISKS OF PARTICIPATING IN THE OFFER

        Participating in the offer involves a number of risks, including those described below. In addition, the risks described under the heading entitled "Risk Factors" of Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC highlight the material risks of participating in this offer, and are incorporated herein by reference. You should carefully consider these risks and are encouraged to speak with your financial, legal and/or tax advisors as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections and schedule in this Offer to Amend discussing the tax consequences in the United States, as well as the rest of this Offer to Amend, for a more in-depth discussion of the risks that may apply to you before deciding to participate in the offer.

        In addition, this offer and our filings with the SEC contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, our ability to successfully execute strategic options for our Combined Insurance subsidiary, the impact of current, pending and future regulatory and legislative actions that affect our ability to market or sell, and be reimbursed at current levels for, our Sterling subsidiary's Medicare Advantage health plans, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, changes in revenues and earnings due to the elimination of contingent commissions, other uncertainties surrounding a new compensation model, the impact of investigations brought by state attorneys general, state insurance regulators, federal prosecutors, and federal regulators, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions, the impact of the analyses of practices relating to stock options, the cost of resolution of other contingent liabilities and loss contingencies, and the difference in ultimate paid claims in our underwriting companies from actuarial estimates.

        The following discussion should be read in conjunction with the summary financial information included and incorporated by reference in this Offer to Amend, as well as the information set forth in this Offer to Amend under the caption "Additional information" in Section 17.

Tax-Related Risks

  The IRS could change the expected Section 409A tax consequences.

        The tax consequences of Section 409A on your eligible options described in Section 14 of this Offer to Amend are based on current IRS guidance. The IRS may provide additional guidance with respect to Section 409A. It is possible that such guidance could be significantly different from the current guidance. New guidance could impose less onerous tax consequences on your affected options and, as a result, depending on your personal tax situation, it might have been more beneficial to you not to participate in the offer and to have retained your affected options. All option holders should consult with their own personal tax advisor as to the tax consequences of their participation in the Offer.

        Although we have designed this offer in a way that is specifically contemplated by the U.S. Treasury Department and the U.S. Internal Revenue Service to avoid adverse tax treatment under Section 409A, there can be no guarantee of any specific tax treatment with respect to this offer or in the future should the tax laws change again in a manner that would adversely impact your new options. In that event, Aon cannot provide any assurance that an offer similar to this one will be made.

  Tax-related risks for residents of certain states.

        If you are subject to tax in the United States, you should be aware that certain states have laws similar to Section 409A. Consequently, you may incur additional taxes, penalties and interest charges under state law provisions. For example, California has a provision similar to Section 409A and imposes a 20% tax in addition to applicable income taxes. You should be certain to consult your personal tax advisor to discuss these consequences.

  Tax-related risks for tax residents of multiple countries.

        If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. For example, certain eligible U.S. employees may be subject to the tax laws in the United States and to the tax laws in Canada. You should consult your personal tax advisor to discuss these consequences.

THE OFFER

1.     Eligibility.

        You are an "eligible employee" only if you are a current employee of Aon Corporation or our subsidiaries (collectively referred to as "Aon," the "Company," "we," "our" or "us") holding eligible options to purchase shares on Aon common stock that are outstanding on the last date on which this offer remains open for acceptance (the "expiration date") and who is subject to taxation in the United States. Our executive officers and Directors, listed on Schedule A to this Offer to Amend, are not eligible employees and not eligible to participate in this offer. In order to participate in the offer, you must hold eligible options. Only persons subject to taxation in the United States are eligible employees.

        Your employment with Aon will remain "at-will" and can be terminated by you or us at any time, with or without cause or notice.

2.     Number of options and amount of Option Consideration; expiration date.

        Subject to the terms and conditions of this offer, we will accept for amendment eligible options that are held by eligible employees and with respect to which proper elections are made, and are not validly withdrawn, before the expiration date.

        An option to purchase common stock is eligible for this offer only if each of the following conditions is met:

  •
  the option was granted under the Aon Stock Option Plan (as amended, the "Aon Stock Option Plan"), or the Aon Stock Incentive Plan (as amended, the "Aon Stock Incentive Plan" and together with the Aon Stock Option Plan, the "Plans");

  •
  the option has an exercise price per share that was less than the fair market value per share of Aon common stock underlying the option on the option's measurement date for accounting purposes (the "deemed grant date");

  •
  the option was unvested as of December 31, 2004 (if a portion of an option was unvested as of December 31, 2004, only the unvested portion is eligible for this offer);

  •
  the option is outstanding as of the last date on which this offer remains open for acceptance; and

  •
  the option is held by an eligible employee.

        As noted above, eligible options include only those options that are outstanding, meaning options that have not been cancelled, have not expired and which have not been exercised in full, as of the expiration date of this offer. For example, if a particular option grant expires after commencement of this offer, but before the expiration date, that particular option grant is not eligible for this offer.

        If you choose to accept this offer, you must accept this offer with respect to all of your eligible options. If you have exercised a portion of an eligible option, your election will apply to the portion that remains outstanding and unexercised.

        Each eligible option was granted with an exercise price that has been determined to be less than the fair market value of Aon's common stock on the deemed grant date. If you accept our offer to amend all of your eligible options, each eligible option you hold will be amended to increase the original exercise price to the fair market value of a share of our common stock on the deemed grant date (as listed on your election form). The amended option will continue to be subject to the terms and conditions of the Plan under which it was granted, and to an amended option agreement between you and Aon. In determining the fair market value of our common stock on a given date, we use the closing price of our common stock on the NYSE. Accordingly, the revised option exercise price in your election form reflects the closing price of our common stock on the NYSE on the deemed grant date.

        In addition to an amended option, you will also receive a cash payment equal to the difference between the amended exercise price of Aon common stock and the original exercise price, multiplied by the number of shares of Aon common stock subject such unexercised option. Each such cash payment will be paid on the first regular payroll date in January 2008, and will be subject to applicable tax withholding. The total cash payment you may be entitled to receive in connection with your amended options will be listed on your election form.

        Eligible options include only those options that are outstanding, meaning options that have not been cancelled, have not expired and which have not been exercised in full, as of the expiration date of this offer. If you hold an eligible option, it does not mean that all of your options are subject to Section 409A. Accordingly, if you hold more than one option, you may hold both eligible options and options that are not affected by Section 409A. Your election form will identify which of your stock options are eligible options for purposes of this offer. If you hold an option that is not listed in your election form, that option is not an eligible option for purposes of this offer.

        In exchange for their eligible options, participants who accept this offer will receive amended options with the applicable revised option exercise price shown in their election form, and a cash payment equal to the difference between the amended exercise price and the original exercise price, multiplied by the number of shares of Aon common stock subject to such unexercised option, less applicable tax withholding. The vesting schedule and expiration dates of options amended in this offer will remain the same as in the original option grant.

        Under United States tax law, however, stock options issued with an exercise price less than fair market value on the date of issuance do not qualify as ISOs. Accordingly, all eligible options (even if you choose not to participate in this offer) and any amended options will be reported by us as nonqualified stock options for United States tax law purposes.

        Only those eligible options that are unexercised as of the end of the offer period (expected to be September 17, 2007) are eligible to receive the amended option and cash payment. If you have exercised a portion of an option grant, you may accept this offer with respect to the unexercised portion of such option grant. (See Section 2)

        The examples below illustrate the difference between accepting and declining the offer:

  Assumptions

Options subject to 409A treatment:	1,000
Original exercise price:	$25.00
Amended exercise price:	$27.00
Market price at exercise:	$38.00

        In both examples, it is assumed that all Eligible Options are exercised at the market price of $38.00 in 2007.

  Example 1:

	Options	Net Value	Pre-Tax Gain
Re-priced value (net value = market value - amended price)	1,000	$11.00	$11,000
Cash reimbursement for lost value (net value = amended price - original price)	1,000	$2.00	$2,000

Total Return (before income tax)			$13,000

  Example 2:

	Options	Net Value	Pre-Tax Gain
Unadjusted gain (net value = market price - original price)	1,000	$13.00	$13,000
Federal excise tax 20%			$2,600

Total Return* (before income tax)			$10,400

*
Under 409A provisions, interest and penalties will also apply. Additional state law taxes may also apply, for example in California.

        If you accept this offer with respect to options that are unvested and you are no longer an employee of Aon on the date that the original option would have vested, the amended options you receive pursuant to this offer will not continue to vest.

        All amended options will be subject to the terms of the applicable Plan under which they were granted, and to an amended option agreement between you and Aon. The current form of option agreement under the Aon Stock Incentive Plan is attached as an exhibit to the Schedule TO that has been filed with the SEC in connection with this offer. See Section 9 of this Offer to Amend for a description of the Plans.

        The expiration date for this offer will be 11:59 p.m., Chicago Time, on September 17, 2007, unless we extend the offer. We may, in our sole discretion, extend the offer, in which event the expiration date shall refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Amend for a description of our rights to extend, terminate and amend the offer.

3.     Purpose of the offer.

        In connection with our internal review of Aon's stock option granting practices, we have determined that a number of stock options were granted by Aon at a discount from fair market value. Under Section 409A, only certain of these options are subject to adverse tax consequences. We determined that these options were granted with an exercise price per share that was less than the fair market value per share of the common stock underlying the option on the option's deemed grant date, meaning the date when all necessary action to approve the grant had been completed. Unfortunately, tax legislation under the American Jobs Creation Act of 2004 and the related tax regulations ("Section 409A") provide that the portion of options that were granted with an exercise price less than fair market value (i.e., at a discount) and vest after December 31, 2004 will subject the option holder to unfavorable federal tax consequences. If the eligible options are amended as contemplated by this offer, the unfavorable tax consequences, as described in Section 14 of this Offer to Amend, will be eliminated. Because the eligible options may have inherent value as a result of the discounted exercise price, the cash payment(s) with respect to the eligible options were designed to make the option holders whole for the adjustment in option exercise price on the expiration date.

        Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans or proposals that relate to or would result in:

  •
  any extraordinary transaction, such as a merger, reorganization or liquidation involving Aon;

  •
  any purchase, sale or transfer of a material amount of our assets;

  •
  any material change in our present dividend rate or policy, or our indebtedness or capitalization;

  •
  any change in our present Board of Directors or management, including a change in the number or term of Directors or to fill any existing Board of Director vacancies or to change any executive officer's material terms of employment;

  •
  any other material change in our corporate structure or business;

  •
  our common stock being delisted from the NYSE;

  •
  our common stock becoming eligible for termination of registration under the Exchange Act;

  •
  the suspension of our obligation to file reports under the Exchange Act;

  •
  the acquisition by any person of an amount of our securities or the disposition of an amount of any of our securities, other than in the ordinary course or pursuant to existing options or rights; or

  •
  any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

        Neither we nor our Board of Directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and make your own decision about whether to participate in this offer. We recommend that you consult with your personal tax advisor to help determine if participation in this offer is right for you.

4.     Procedures for electing to participate in this offer.

Proper election to participate in this offer.

        Participation in this offer is voluntary. If you participate in this offer with respect to any option grant, you must accept this offer with respect to all of your eligible options. Today we are sending you an e-mail message containing your election form, which you must complete, sign and submit electronically through Lotus Notes.

        If you wish to participate in this offer, you must submit a properly completed and electronically signed election form through Lotus Notes prior to 11:59 p.m., Chicago Time, on September 17, 2007. Only election forms that are properly completed and submitted in this manner through Lotus Notes by the expiration date will be accepted. Election forms that are submitted after the expiration date will not be accepted. Aon intends to confirm the receipt of your election form and/or any withdrawal form by an e-mail message to you within two business days. If you have not received an e-mail confirmation, you should confirm that we have received your election form and/or any withdrawal form. Election forms submitted by any means other than that described above are not permitted without the prior consent of Jeremy Farmer, Senior Vice President and Head of Human Resources.

        If we do not receive your election form before the expiration date, then you will not be able to participate in the offer, and all eligible options you currently hold will remain unchanged at their original price and terms. Even if you choose not to participate in this offer, all eligible options, even those intended to be ISOs, will be reported by us as nonqualified stock options for United States tax law purposes.

        Your election to participate becomes irrevocable after 11:59 p.m., Chicago Time, on September 17, 2007 unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date, except as provided in Section 5 of this Offer to Amend. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date, as described in Section 5 of this Offer to Amend. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date.

        This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any election to accept this offer that we determine is not in appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, we will accept all eligible options with respect to which proper elections are made promptly after the expiration of this offer.

        Our receipt of your election form is not by itself an acceptance of your options pursuant to this offer. For purposes of this offer, we will be deemed to have accepted options with respect to which proper elections have been made and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of their options. We may issue this notice of acceptance by press release, e-mail or other methods of communication. We presently expect that options will be amended on September 18, 2007, which is the next business day following the expected expiration date. Please note that, in order to process these option amendments with E*TRADE, your amended options may not be exercisable for up to three business days following the amendment date.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

        We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options with respect to which elections have been made that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all eligible options with respect to which proper elections are made that are not validly withdrawn, subject to the terms of this offer. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and options with respect to which elections have been made. No elections will be deemed to have been properly made until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our sole discretion.

Our acceptance constitutes an agreement.

        Your election through the procedures described in this Section 4 constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for amendment will constitute a binding agreement between Aon and you upon the terms and subject to the conditions of this offer.

5.     Withdrawal rights and change of election.

        If you have previously elected to accept this offer with respect to your eligible options, you may withdraw that election with respect to all of your eligible options only in accordance with the provisions of this section.

        You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date. If we extend the expiration date, you may withdraw your election with respect all (but not a portion) of your eligible options at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date.

        In addition, although we intend to accept all eligible options with respect to which valid elections have been made promptly after the expiration of this offer (and the offer is expected to expire on September 17, 2007), if we have not accepted your options by 11:59 p.m. Chicago Time, on the second business day following the expiration date, you may withdraw your election at any time thereafter until we accept your options.

        To validly withdraw your election with respect to all of your eligible options, you must properly complete and sign the accompanying withdrawal form; and scan the properly completed withdraw and e-mail as a .pdf file to exec_compensation@aon.com or send the properly completed withdrawal form to Aon by facsimile to 610-834-3390.

        Only withdrawal forms that are properly completed and submitted and actually received by the expiration date will be accepted. The expiration date will be 11:59 p.m., Chicago Time, on September 17, 2007, unless we extend the offer. Withdrawal forms that are received after the expiration date will not be accepted. Aon intends to confirm the receipt of your withdrawal form by e-mail within two business days. If you have not received an e-mail confirmation, you should confirm that we have received your withdrawal form. Only withdrawal forms that are properly completed and actually received by the expiration date will be accepted. Withdrawal forms submitted by any means other than those described above are not permitted without the prior consent of Jeremy Farmer, Senior Vice President and Head of Human Resources.

        You may not rescind any withdrawal. If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election form through Lotus Notes before the expiration date by following the procedures described in Section 4 of this Offer to Amend. This new election form must be properly completed, signed and dated after your original election form and after your withdrawal form.

        Neither we nor any other person is obligated to give you notice of any defects or irregularities in any withdrawal form or any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our sole discretion, all questions about the validity, form and eligibility (including time of receipt) of withdrawal forms and new election forms. Our determination of these matters will be final and binding on all parties.

        Aon intends to confirm the receipt of your withdrawal form and/or any election form by e-mail within two U.S. business days. If you have not received an e-mail confirmation, you should confirm that we have received your withdrawal form and/or any election form. Only withdrawal forms that are complete, signed and actually received by the expiration date will be accepted. Withdrawal forms may be submitted only by e-mail. Withdrawal forms submitted by any other means, including United States mail (or other post), Federal Express (or similar delivery service) or interoffice mail, are not permitted and will not be accepted.

6.     Acceptance of options for amendment and issuance of cash payments and amended options.

        Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for amendment all eligible options with respect to which proper elections have been made that have not been validly withdrawn before the expiration date. We expect that the expiration date will be September 17, 2007, unless the offer period is extended. Subject to the terms and conditions of this offer, if elections with respect to your eligible options are properly made and accepted by us, these options will be amended as of the amendment date, which is the next business day following the expiration date of this offer. If the expiration date is delayed, the amendment date will be similarly delayed. With respect to all eligible options for which you choose to accept this offer, as of the amendment date, you will become entitled to receive the Option Consideration described below, subject to any applicable vesting conditions. Please note that, in order to process these option amendments with E*TRADE, your amended options may not be exercisable for up to three business days following the amendment date.

        For purposes of the offer, we will be deemed to have accepted eligible options for you with respect to which valid elections have been made and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of the options for amendment. This notice may be made by press release, e-mail or other method of communication. Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Amend, we currently expect that we will accept promptly after the expiration date all options with respect to which proper elections have been made that are not validly withdrawn.

        If you elect to participate in this offer, you will be entitled to receive for your eligible options the Option Consideration, which will consist of amended options, subject to any applicable vesting conditions, and (other than for executive officers and Directors and certain other specified officers) cash payments, in each case as described in Section 2 of this Offer to Amend. Amended options will be amended on the amendment date, which is the next business day following the expiration date of this offer. The amendment date will be September 18, 2007, unless the offer period is extended. Promptly following the expiration of the offer, we will send you an "Amendment to Stock Option Agreements," which you will be asked to promptly sign and return to us.

        Any cash payment owed to you for an option with respect to which you have chosen to accept this offer will be paid to you on the first regular payroll date in January 2008, less applicable tax withholding. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. Accordingly, you will be entitled to receive your cash payment regardless of whether you remain employed with Aon on the actual cash payment date. Promptly following the expiration of the offer, if applicable, we will send you a "Promise to Make Cash Payment" evidencing your right to receive the cash payment. If you elect to participate in the offer and do not receive a Promise to Make Cash Payment within seven U.S. business days after the expiration date, please contact the Aon Tender Offer Call Center, at 1-888-295-1814.

        If your employment with Aon terminates before the offer expires, you will not be eligible to participate in this offer regardless of whether you had previously submitted an election form. Instead, you will keep all of your eligible options. Accordingly, any options with respect to which you have accepted this offer will be returned to you and will not be amended pursuant to this offer. These options will continue to be governed by the applicable Plan under which they were granted and by the existing option agreements between you and Aon. Options granted under the Plans generally are exercisable, to the extent vested at the date of termination, for the period specified in your award agreement from the date of termination, if the option holder's employment terminated for a reason other than death or disability.

        If you participate in this offer, but your employment with Aon terminates after the offer expires, you will receive the Option Consideration in this offer. All amended options that you receive will be governed by the terms of the applicable Plan under which they were granted. Options granted under the Plans generally are exercisable, to the extent vested at the date of termination, for the period specified in your award agreement from the date of termination, if the option holder's employment terminated for a reason other than death or disability. If an option holder is terminated for "cause" or is otherwise determined by the Organization & Compensation Committee to have engaged in certain acts of misconduct, the option holder's right to exercise options is subject to termination and unexercised options are subject to forfeiture under the Plans. If your employment with Aon terminates after the expiration of the offer but before you receive any cash payment to which you are entitled through this offer, you will still be eligible to receive the cash payment.

        Options that we do not accept for amendment will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule. Please see Section 14 of this Offer to Amend for a description of the tax consequences to you of participating or not participating in this offer.

7.     Conditions of the offer.

        Notwithstanding any other provision of this offer, we will not be required to accept any options for amendment, and we may terminate the offer, or postpone our acceptance and amendment of any options for which elections to amend have been made, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us to have occurred:

  •
  there shall have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

  •
  any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits of the offer to us);

  •
  there shall have occurred:

  •
  any general suspension of trading in, or limitation on prices for, our securities on the NYSE,

  •
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

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  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

  •
  in our reasonable judgment, any material adverse change in United States financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average, the NYSE Index or the Standard & Poor's 500 Index from the date of the commencement of the offer,

  •
  the commencement or continuation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

  •
  if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

  •
  a tender or offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us,

    shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed or we shall have learned that:

    •
    any person, entity or group has purchased all or substantially all of our assets,

    •
    any person, entity or "group" within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

    •
    any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 1% of our outstanding shares,

    •
    any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for amendment of eligible options, or

    •
    any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;

  •
  there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer other than as contemplated as of the commencement date of this offer (as described in Section 12);

  •
  any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations or stock ownership of Aon that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits of the offer to us); or

  •
  any rules or regulations by any governmental authority, the NYSE, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced or deemed applicable to Aon in a way that might, in our reasonable judgment, restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (which we believe would occur only as a result of changes to Section 409A, the regulations or interpretations thereunder or other tax laws that would affect this offer or the eligible options).

        If any of the above events occur, we may:

  •
  terminate the offer and promptly return all eligible options with respect to which elections have been made to the eligible employees;

  •
  complete and/or extend the offer and, subject to your withdrawal rights, retain all eligible options with respect to which elections have been made until the extended offer expires;

  •
  amend the terms of the offer; or

  •
  waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

        The conditions to this offer are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.     Price range of shares underlying the options.

        The Aon common stock that underlies your stock options is traded on the NYSE under the symbol "AOC." The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the NYSE.

	High	Low
Fiscal Year Ending December 31, 2007
3rd Quarter (through August 9, 2007)	$43.68	$38.65
2nd Quarter	$43.93	$37.67
1st Quarter	$39.27	$34.30
Fiscal Year Ending December 31, 2006
4th Quarter	$37.11	$33.07
3rd Quarter	$35.30	$31.01
2nd Quarter	$42.76	$32.94
1st Quarter	$42.16	$33.45
Fiscal Year Ended December 31, 2005
4th Quarter	$37.14	$30.62
3rd Quarter	$32.87	$24.90
2nd Quarter	$26.10	$20.65
1st Quarter	$25.44	$18.17
Fiscal Year Ended December 31, 2004
4th Quarter	$29.05	$18.15
3rd Quarter	$29.44	$24.46

        On August 9, 2007, the closing sale price of our common stock, as reported by the NYSE, was $41.46 per share.

        You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.     Source and amount of consideration; terms of amended options.

Consideration.

        We will issue cash payments and amended options with respect to which proper elections have been made and accepted for eligible options. Cash payments will be made from Aon's general corporate assets.

        If we receive and accept elections from eligible employees of all options eligible for this offer, subject to the terms and conditions of this offer, we will amend options to purchase a total of 942,426 shares of our common stock, or less than oneof the total shares of our common stock outstanding as of June 30, 2007, and we will make cash payments (out of cash on hand) totaling approximately $3.9 million.

General terms of amended options.

        If you participate in this offer and we accept your election to amend your eligible options, you will receive the Option Consideration described in Section 2 of this Offer to Amend.

        Each amended option will be amended on the amendment date (expected to be September 18, 2007). All amended options will be subject to an amended stock option agreement between you and Aon.

        The terms and conditions of your amended options will remain the same as the options with respect to which you choose to accept this offer that they replace, except for the exercise price. Under United States tax law, however, stock options issued with an exercise price less than fair market value on the date of issuance do not qualify as ISOs. Accordingly, all eligible options (even if you choose not to participate in this offer) and any amended options will be reported by us as nonqualified stock options for United States tax law purposes.

        The following description summarizes the material terms of our Plans. Our statements in this Offer to Amend concerning the Plans and the amended options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plans, and the form of stock option award agreement under the Plans, which has been filed as an exhibit to the Schedule TO of which this offer is a part. Please contact the Aon Tender Offer Call Center at 1-888-295-1814 to receive a copy of either of the Plans, and the form of stock option award agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.

Summary of the Aon Stock Incentive Plan and Aon Stock Option Plan

        Each of the Plans permits the granting of ISOs or nonqualified stock options to Eligible Employees; however, no stock options were permitted to be granted under the Aon Stock Option Plan after the Company adopted the Aon Stock Incentive Plan in 2001. The number of common shares subject to options currently outstanding under each Plan is: (A) under the Aon Stock Incentive Plan, approximately 22.7 million shares; and (B) under the Aon Stock Option Plan, approximately 6.5 million shares. As of June 30, 2007, the number of shares available for future issuance under the Aon Stock Incentive Plan was approximately 5.8 million shares. Each of the Plans is administered by the Organization and Compensation Committee of our Board of Directors (the "Administrator").

        Subject to the terms of the Aon Stock Incentive Plan, the Administrator has the discretion to select the employees who will be granted awards, determine the terms and conditions of such awards, and to construe and interpret the provisions of the Aon Stock Incentive Plan and any outstanding awards thereunder. The Administrator retains similar discretion under the Aon Stock Option Plan with regard to stock awards outstanding thereunder.

Term of options.

        The term of options granted under each of the Plans generally is as stated in the stock option award agreement. All options for which the exercise price is adjusted pursuant to this offer will expire on the same date as the scheduled expiration of the options with respect to which you choose to accept this offer. The amended options may expire earlier upon your termination of employment with Aon, in accordance with the terms of your original stock option award agreement.

Termination of employment before the expiration date of the tender offer program.

        Your employment with Aon will remain "at-will" regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. If your employment terminates before the expiration date of the tender offer program, you will not be eligible to participate in this offer. Accordingly, any eligible options with respect to which you have accepted this offer will be returned to you and will not be amended pursuant to this offer.

Termination of employment after the expiration date of the tender offer program.

        If you participate in this offer, but your employment by Aon or a successor entity terminates after the expiration date, you will still receive the Option Consideration in this offer. If your employment terminates before you receive any cash payment to which you are entitled through this offer, you will still be eligible to receive that cash payment.

        Options granted under the Plans generally are exercisable, to the extent vested, for a stated period of time following the date of termination if the option holder's employment terminates for a reason other than his or her death or disability. If an option holder is terminated for "cause" or otherwise determined by the Administrator to have engaged in certain acts of misconduct, the option holder's right to exercise options is subject to termination and unexercised options are subject to forfeiture, as set forth in the Plans.

Exercise price.

        The Administrator generally determines the exercise price at the time the option is granted. The exercise price of the amended options will have an exercise price per share equal to the fair market value of our common stock on the deemed grant date, as set forth in your Election Form.

        In connection with our internal review of stock option granting practices, we have determined that a number of stock options were granted at a discount from fair market value. Under Section 409A, only certain of these options are subject to adverse tax consequences. We determined that these options were granted with an exercise price per share that was less than the fair market value per share of the common stock underlying the option on the option's deemed grant date, meaning the date when all necessary action to approve the grant had been completed. In determining the fair market value of our common stock on a given date, we use the average of the high and low trading prices of our common stock as reported by the NYSE. Accordingly, the revised option exercise price in your Election Form reflects the average of the high and low trading prices of our common stock as reported by the NYSE on the deemed grant date.

        Your Election Form will identify which of your stock options are eligible options for purposes of this offer.

Vesting and exercise.

        Each stock option award agreement specifies the term of the option and the date on which the option becomes exercisable. The Administrator generally determines the terms of vesting. Any amended option you receive will be subject to the same vesting schedule as the option it replaces, and you will receive vesting credit for any vesting that accrued under the original option. That means that upon the amendment date, your amended options will remain vested to the same extent and will continue to vest at the same rate as the options they replace. Continued vesting is subject to your continued service with us through each relevant vesting date, in accordance with the terms of your original options and the Plan pursuant to which your option was granted.

Adjustments upon certain events.

        Events Occurring before the Amendment Date.    Although we do not currently anticipate a merger or acquisition involving Aon Corporation, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options with respect to which you elected to accept this offer and your options will be treated in accordance with the terms of the Plan under which they were granted and with your stock option award agreement. Further, if Aon is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and remain exercisable for the time period set forth in your option agreement and you will receive no amended options, cash payments or other consideration for the options. If Aon Corporation is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the amended options, including any adjustments to the exercise price or number of shares that will be subject to the amended options. Under such circumstances, we expect that the type of security, the number of shares covered by each amended option and the exercise price of each option would be adjusted based on the consideration per share given to holders of options to acquire our common stock that are outstanding at the time of the acquisition. As a result of this adjustment, you may receive options for more or fewer shares of the acquirer's common stock than the number of shares subject to the eligible options with respect to which you accept this offer or than the number you would have received pursuant to an amended option if no acquisition had occurred. You should be aware that these types of transactions could significantly affect our stock price, including potentially substantially increasing the price of our shares. Option holders who decide not to participate in this offer might be able to exercise their options before the effective date of the merger or acquisition and sell their Aon common stock before the effective date.

        Finally, if we are acquired after the expiration date, it is possible that an acquirer could terminate your employment and therefore, to the extent that you have any amended options subject to vesting, any amended options you hold will cease to vest and will terminate in accordance with their terms. Regardless of whether you remain an employee or other service provider on the scheduled payment date, you will still receive any payments to which you are entitled as a result of your participation in this offer.

        Events Occurring after the Amendment Date.    If Aon Corporation is acquired after we accept your eligible options pursuant to this offer, the treatment of your amended options in such a transaction will be governed by the terms of the transaction agreement or the terms of the Plan under which they were granted, and your amended option agreements.

        Each of the Plans provides that the Administrator shall make appropriate adjustments to any outstanding stock option award in the event of changes in capital structure, such as: (a) a stock split, subdivision or combination of shares, (b) a merger or consolidation, (c) any sale of all or substantially all of our assets, or (d) our complete liquidation. The Administrator has the sole discretion to determine the manner and form of such adjustments.

Transferability of options.

        Options granted under the Plans generally may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or by the applicable laws of descent and distribution.

Amendment and termination of the Plans.

        The Board of Directors generally may amend, alter, suspend or terminate either of the Plans at any time and for any reason.

Registration of shares underlying the options.

        All of the shares of Aon common stock issuable upon exercise of amended options have been registered under the United States Securities Act of 1933, as amended (the "Securities Act") on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Aon for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your amended options free of any transfer restrictions under applicable United States securities laws.

United States federal income tax consequences.

        You should refer to Section 14 of this Offer to Amend for a discussion of the United States federal income tax consequences of the amended options and the options with respect to which you choose to accept this offer, as well as the consequences of accepting or rejecting this offer. In addition, some states may impose additional penalty taxes. If you are a citizen or resident of the United States, and are also subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating or not participating in this offer.

10.   Information concerning Aon; summary financial information.

General.

        Our principal executive offices are located at 200 East Randolph Street, Chicago, IL 60601, and our telephone number is (312) 381-1000. Questions regarding how to participate in this offer should be directed to the Aon Tender Offer Call Center at 1-888-295-1814.

        We serve our clients through three operating segments via our various subsidiaries worldwide:

  •
  Risk and Insurance Brokerage Services acts as an advisor and insurance broker, helping clients manage their risks, as well as negotiating and placing insurance risk with insurance carriers through our global distribution network.

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  Consulting provides advice and services to clients for employee benefits, compensation, management consulting, communications, human resource outsourcing, strategic human resource consulting, and financial advisory and litigation consulting.

  •
  Insurance Underwriting provides specialty insurance products, including accident, health and life insurance. We have ceased writing property and casualty business and have placed our remaining lines of business into runoff.

        Our clients include corporations and businesses, insurance companies, professional organizations, independent agents and brokers, governments, and other entities. We also serve individuals through personal lines, affinity groups, and certain specialty operations.

        Incorporated in 1979, Aon is the parent corporation of long-established and more recently acquired companies. Aon has approximately 43,100 employees and does business in more than 120 countries and sovereignties.

Financial Information.

        The information set forth in Item 8, Consolidated Financial Statements and Supplementary Data, Exhibit 12(a) and Exhibit 12(b) of Aon's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission (the "SEC") on March 1, 2007, including all material incorporated by reference therein, is incorporated herein by reference. Item 1, Financial Statements, Exhibit 12(a) and Exhibit 12(b) of Aon's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 10, 2007, including all material incorporated by reference therein, is incorporated herein by reference. Item 1, Financial Statements, Exhibit 12(a) and Exhibit 12(b) of Aon's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 9, 2007, including all material incorporated by reference therein, is incorporated herein by reference. Aon's Annual Report on 10-K and Quarterly Reports on Form 10-Q can be accessed electronically on the SEC's website at http://www.sec.gov.

        Aon's book value per share was $18.25 as of June 30, 2007.

        The information set forth below is not necessarily indicative of results of future operations, and should be read in conjunction with Item 7, "Management's Discussion and Analysis of Financial

Condition and Results of Operations" and the consolidated financial statements and related notes thereto included in Item 8 of Aon's Annual Report on Form 10-K for the year ended December 31, 2006 to fully understand factors that may affect the comparability of the information presented below.

Selected Financial Data (millions except stockholder, employee and per share data)

	2006	2005
		As Restated(2)
Income Statement Data
Commissions and fees	$6,677	$6,466
Premiums and other	1,918	1,759
Investment income	359	271

Total revenue	$8,954	$8,496

Income from continuing operations	$626	$568
Discontinued operations	93	167
Cumulative effect of change in accounting principle, net of tax (1)	1	—

Net income	$720	$735

Diluted Net Income Per Share
Continuing operations	$1.86	$1.68
Discontinued operations	0.27	0.49
Cumulative effect of change in accounting principle (1)	—	—

Net income	$2.13	$2.17

Basic Net Income Per Share
Continuing operations	$1.98	$1.75
Discontinued operations	0.29	0.52
Cumulative effect of change in accounting principle (1)	—	—

Net income	$2.27	$2.27

Balance Sheet Data
Assets
Investments	$7,575	$7,058
Brokerage and consulting receivables	8,707	8,039
Intangible assets	4,679	4,253
Other	3,357	8,482

Total assets	$24,318	$27,832

Liabilities and Stockholders' Equity
Insurance premiums payable	$9,704	$9,380
Policy liabilities	2,849	3,501
Notes payable	2,243	2,105
General liabilities	4,304	7,529

Total liabilities	19,100	22,515
Stockholders' equity	5,218	5,317
Total liabilities and stockholders' equity	$24,318	$27,832
Common Stock and Other Data
Dividends paid per share	$0.60	$0.60
Price range	42.76-31.01	37.14-20.65
At year-end:
Stockholders' equity per share	$17.42	$16.56
Market price	$35.34	$35.95
Common stockholders	10,013	10,523
Shares outstanding	299.6	321.2
Number of employees	43,100	46,600

(1)
Adoption of FASB Statement No. 123(R), "Share-Based Payments," effective January 1, 2006, net of tax.

(2)
See the "Explanatory Note" immediately preceding Part 1, Item 1 and Note 2, "Restatement of Consolidated Financial Statements" to the consolidated financial statements of Aon's Annual Report on Form 10-K for the year ended December 31, 2006.

11.    Interests of Directors and executive officers; transactions and arrangements concerning the options.

        A list of our Directors and executive officers is attached to this Offer to Amend as Schedule A. None of the members of Aon's Board of Directors or Aon's executive officers may participate in the Offer.

        D. Cameron Findlay, Executive Vice President and General Counsel of Aon, exercised options to purchase an aggregate of 67,466 shares of Aon common stock on August 3, 2007 and August 6, 2007.

12.   Status of options amended by us in the offer; accounting consequences of the offer.

        Eligible options accepted by us pursuant to this Offer will be amended under the Aon Stock Incentive Plan and will have no effect on the number of options eligible for future grants under the Aon Stock Incentive Plan.

        The Offer is considered a modification of options and as a result, Aon will record additional stock-based compensation expense.

13.   Legal matters; regulatory approvals.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our acceptance of options for amendment and issuance of amended options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any NYSE listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept elections with respect to eligible options and to issue amended options is subject to the conditions described in Section 7 of this Offer to Amend.

        If we are prohibited by applicable laws or regulations from granting amended options on the amendment date, we will not grant any amended options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the amendment date we will not grant any amended options.

14.   Material United States federal income tax consequences.

If You Participate in the Offer to Amend.

        As a result of participation in this offer, you may avoid potentially adverse tax consequences under Section 409A associated with your eligible options. Please read this section carefully, as well as the following section summarizing the potential federal tax consequences to you if you decide not to participate in this offer and to keep your current options.

        The following is a summary of the material United States federal income tax consequences of participating in the offer for those employees subject to United States federal income tax. This discussion is based on the Internal Revenue Code, its legislative history, treasury regulations thereunder and administrative and judicial interpretations as of the date of this Offer to Amend, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each employee will depend upon that employee's individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We strongly recommend that you consult with your own tax advisor to discuss the consequences to you of this transaction. If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax consequences that may apply to you. In addition, some states, including California, may impose additional penalty taxes on the amounts subject to the 20% federal penalty tax.

Cash payments.

        Any cash payments you receive as part of your Option Consideration under this offer will be taxable to you as compensation income. We generally will be entitled to a deduction equal to the amount of compensation income taxable to you. If you were an employee at the time the options with respect to which you accepted this offer were granted, any income recognized upon your receipt of a cash payment will constitute wages for which withholding will be required.

Amended options.

        If you are an option holder who chooses to accept this offer with respect to outstanding eligible options, you should not be required to recognize income for United States federal income tax purposes at the time of the acceptance and amendment of such options. We believe that the acceptance and amendment of options will be treated as a non-taxable exchange for United States federal income tax purposes.

        Under United States tax law, stock options issued with an exercise price less than fair market value on the date of issuance do not qualify as ISOs. Accordingly, all eligible options (even if you choose not to participate in this offer) and any amended options will be reported by us as nonqualified stock options for United States tax law purposes. Under current law, an option holder generally will not realize taxable income upon the grant of a nonqualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. The tax treatment for a nonqualified stock option is different than that of an ISO, in that gains on nonqualified stock options are treated as compensation income at the time of exercise and are subject to income tax withholding by Aon. As a result of Section 409A, however, nonqualified stock options granted with an exercise price below the fair market value of the underlying stock may be taxable to a participant upon vesting, before he or she exercises an award. The revised exercise price of your amended option will avoid that earlier taxation (and related penalties described below).

        We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with applicable reporting requirements.

        Upon disposition of shares obtained upon exercise of an option, any gain or loss is treated as capital gain or loss. If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonqualified stock option generally will constitute wages for which withholding will be required.

        We recommend that you consult with your own tax advisor with respect to the federal, state and local tax consequences of participating in the offer.

If You Do Not Participate in the Offer to Amend.

        The following is a summary of the material United States federal income tax consequences of declining to participate in the offer for those employees subject to United States federal income tax. This discussion is based on the Internal Revenue Code, its legislative history, treasury regulations thereunder and administrative and judicial interpretations as of the date of this Offer to Amend, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each employee will depend upon that employee's individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

        Your decision not to accept this offer with respect to your eligible options could result in potentially adverse tax consequences to you. Please read this section carefully and talk with your own tax advisor regarding your decision to participate in this offer.

        If you decide not to participate in this offer, you may be subject to adverse tax consequences associated with your eligible options. Section 409A of the Internal Revenue Code and the related tax regulations under the American Jobs Creation Act of 2004 provide that stock options issued with an exercise price less than the fair market value of the underlying stock on the date of grant (i.e., granted at a discount) must have fixed exercise dates to avoid early income recognition and an additional 20% tax. The eligible options were granted at a discount and holders of such options may be subject to income tax at vesting and an additional 20% tax, as well as be liable for certain interest penalties.

        None of the eligible options have fixed exercise dates and therefore they would subject the option holders to income tax at vesting (i.e., before the options are exercised) and would subject the option holders to an additional 20% tax. It is not entirely certain how such tax would be calculated, but we think it is likely that the spread (that is, the difference between the fair market value of the shares on the date of vesting and the exercise price of such shares) will be includable as income when the option vests and a 20% tax will be assessed on the spread. Additionally, it is possible that during each subsequent tax year (until the option is exercised), the increase in value of the underlying stock will be taxed. These consequences would apply to that portion of any eligible option that vests or vested after December 31, 2004. Any portion of an option that vested before that date is not affected by Section 409A.

        As noted above, whether or not you choose to participate in this offer, all affected options, even those intended to be ISOs when originally granted, will be reported by us as nonqualified stock options for United States tax law purposes.

15.   Extension of offer; termination; amendment.

        We reserve the right, in our sole discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for amendment of any options. If we elect to extend the period of time during which this offer is open, we will notify you of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw elections with respect to eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 9:00 a.m., Chicago Time, on the next U.S. business day after the previously scheduled expiration date.

        We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone the expiration of the offer (resulting in a delay of our acceptance and amendment of any options with respect to which elections have been made) if any of the events listed in Section 7 of this Offer to Amend occurs, by giving written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and amendment of options with respect to which elections have been made is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of an offer like this.

        Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our sole discretion, and regardless of whether any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement of this offer, but before amendment under the offer, that particular option grant is not eligible for amendment. Therefore, if we extend the offer for any reason and if a particular option with respect to which an election to accept the offer was made before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual amendment date under the extended offer, that option would not be eligible for amendment.

        The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer's period so that at least five business days, or such longer period as may be required by the tender offer rules, remain after such change.

16.   Fees and expenses.

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections with respect to this offer.

17.   Additional information.

        This Offer to Amend is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Amend does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept this offer with respect to your options:

  1.
  Our annual report on Form 10-K for our fiscal year ended December 31, 2006, filed with the SEC on March 1, 2007;

  2.
  Our definitive proxy statement on Schedule 14A for our 2007 annual meeting of shareholders, filed with the SEC on April 11, 2007;

  3.
  Our quarterly report on Form 10-Q for our fiscal quarter ended March 31, 2007, filed with the SEC on May 10, 2007;

  4.
  Our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2007, filed with the SEC on August 9, 2007; and

  5.
  Our current reports on Form 8-K dated July 31, 2007 (only with respect to Item 8.01), July 17, 2007, May 21, 2007, March 15, 2007, February 26, 2007 and January 29, 2007.

        The SEC file number for these filings is 001-07933. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at

1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet site at www.sec.gov.

        Each person to whom a copy of this Offer to Amend is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Aon Corporation, 200 East Randolph Street, Chicago, IL 60601, Attention: Investor Relations, or telephoning (312) 381-1000.

        As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Amend, you should rely on the statements made in the most recent document.

        The information about us contained in this Offer to Amend should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18.   Miscellaneous.

        We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

        We have not authorized any person to make any recommendation on our behalf as to whether you should elect to accept this offer with respect to your options. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Amend the Exercise Price of Certain Options and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Aon Corporation
August 15, 2007

SCHEDULE A

INFORMATION CONCERNING THE DIRECTORS AND
EXECUTIVE OFFICERS OF AON CORPORATION

        The directors and executive officers of Aon Corporation are set forth in the following table:

Name	Position and Offices Held
Gregory C. Case	President and Chief Executive Officer
Patrick G. Ryan	Executive Chairman
Edgar D. Jannotta	Director
Jan Kalff	Director
Lester B. Knight	Director
J. Michael Losh	Director
R. Eden Martin	Director
Andrew J. McKenna	Director
Robert S. Morrison	Director
Richard B. Myers	Director
Richard C. Notebaert	Director
John W. Rogers, Jr.	Director
Gloria Santona	Director
Carolyn Y. Woo	Director
Diane Aigotti	Senior Vice President, Chief Risk Officer and Treasurer
Andrew M. Appel	Chief Executive Officer, Aon Consulting Worldwide, Inc.
Gregory J. Besio	Senior Vice President and Head of Global Strategy
David P. Bolger	Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Ted T. Devine	Executive Vice President
Jeremy G.O. Farmer	Senior Vice President and Head of Human Resources
D. Cameron Findlay	Executive Vice President and General Counsel
Bernard Fung	Chief Executive Officer, Aon Asia Pacific
Peter Harmer	Chief Executive Officer, United Kingdom
Roelof Hendriks	Chief Executive Officer, Europe, Middle East and Africa
Daniel F. Hunger	Senior Vice President and Controller
Stephen P. McGill	Chief Executive Officer, Aon Risk Services Americas
Michael D. O'Halleran	Senior Executive Vice President
Richard M. Ravin	Chairman—Combined Insurance Company of America
Douglas R. Wendt	Chief Executive Officer—Combined Insurance Company of America

        None of the members of Aon's Board of Directors or Aon's executive officers may participate in this offer.

        The business address of each director and executive officer is c/o Aon Corporation, 200 East Randolph Street, Chicago, IL 60601, (312) 381-1000, and the telephone number of each director and executive officer is (312) 381-1000.

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QuickLinks

AON CORPORATION
OFFER TO AMEND THE EXERCISE PRICE OF CERTAIN OPTIONS
IMPORTANT—STEPS YOU MUST TAKE TO PARTICIPATE
Offer to Amend the Exercise Price of Certain Options dated August 15, 2007.
TABLE OF CONTENTS
SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS
RISKS OF PARTICIPATING IN THE OFFER
THE OFFER
SCHEDULE A INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF AON CORPORATION